EXHIBIT 99.1

CCC INFORMATION SERVICES GROUP SCHEDULES SPECIAL MEETING OF STOCKHOLDERS IN CONNECTION WITH PROPOSED MERGER

CHICAGO, January 9, 2006 - CCC Information Services Group Inc. (Nasdaq: CCCG), a leading supplier of advanced software, communications systems, Internet and wireless-enabled technology solutions to the automotive claims and collision repair industries, announced today that it has scheduled a special meeting of its stockholders to vote on the previously announced merger agreement with Cougar Holdings, Inc. and its wholly owned subsidiary, Cougar Merger Sub, Inc., each affiliates of Investcorp, a global investment group. The special meeting will be held on Thursday, February 9, 2006 at 8:00 a.m. CST at the Holiday Inn Chicago Mart Plaza, 350 North Orleans Street, Chicago, Illinois.

Stockholders of record at the close of business on December 16, 2005, the record date for the special meeting, will be entitled to vote at the meeting. The transaction is subject to the approval of the stockholders of CCC at the special meeting, as well as customary closing conditions.

In connection with the proposed merger, CCC filed a preliminary proxy statement with the Securities and Exchange Commission on October 25, 2005, as amended, and will file and mail a definitive proxy statement to its stockholders on or about January 11, 2006. Stockholders and investors are urged to read the definitive proxy statement regarding the proposed merger when it becomes available because it will contain important information. Stockholders and investors may obtain a free copy of the definitive proxy statement (when available) and other related documents filed by CCC Information Services Group Inc. with the SEC at its website at www.sec.gov. The definitive proxy statement (when available) and the other documents may also be obtained for free by accessing CCC’s website at www.cccis.com. CCC, Cougar Holdings, Inc., Cougar Merger Sub, Inc., Investcorp and their respective officers and directors may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information about the participants in the solicitation will be set forth in the definitive proxy statement to be filed with the SEC.

This press release is not a proxy statement. CCC has not yet filed a definitive proxy statement in connection with the solicitation of proxies relating to the proposed transaction. Stockholders of CCC will receive such a statement and a proxy card in connection with the solicitation.

About CCC

CCC Information Services Group Inc. (NASDAQ: CCCG), headquartered in Chicago, is a leading supplier of advanced software, communications systems, Internet and wireless-enabled technology solutions to the automotive claims and collision repair industries. Its technology-based products and services optimize efficiency throughout the entire claims management supply chain and facilitate communication among approximately 21,000 collision repair facilities, 350 insurance companies, and a range of industry participants. For more information about CCC Information Services, visit CCC’s Web site at www.cccis.com.

About Investcorp
Investcorp is a global investment group with offices in London, New York and Bahrain. The firm has four lines of business: corporate investment, real estate investment, asset management and technology investment. It was established in 1982 and has since completed transactions with an aggregate value of approximately $28 billion. In Europe, Investcorp and its clients currently own corporate investments that include Polyconcept, APCOA, Hilding Anders and Minimax. In the United States, Investcorp and its clients currently own corporate investments that include American Tire, Associated Materials and SourceMedia. Further information is available at www.investcorp.com.

Certain statements in this press release, including statements regarding the proposed merger are forward-looking and may involve a number of risks and uncertainties. Certain factors that could cause actual events not to occur as expressed in the forward-looking statements include, but are not limited to, the failure to satisfy various conditions contained in the merger agreement. Other risks and uncertainties concerning CCC’s performance are set forth in reports and documents filed by CCC with the SEC from time to time. Please use caution in placing reliance on forward-looking statements. CCC has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise any forward-looking statement.

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Contact Information:

For CCC:
Media Contact:
Michelle Hellyar
CCC Information Services
312-229-2830

Investor Contact:
Patrick Donoghue
CCC Information Services
312-229-2984

For Investcorp:
Todd Fogarty
Kekst and Company
212-521-4854